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                                                                     Exhibit 4.3

                                SECOND AMENDMENT
                                     TO THE
                              LOMAK PETROLEUM, INC.
                            1997 STOCK PURCHASE PLAN

I, Rodney L. Waller, hereby certify that I am the Secretary of Range Resources Corporation, formerly Lomak Petroleum, Inc., (the "Company") and that, as such, I am authorized to execute this amendment on behalf of the Company, and, DO HEREBY FURTHER CERTIFY THAT the following resolution was duly approved and adopted by the Board of Directors of the Company on September 28, 1999:

         RESOLVED, that the Lomak Petroleum, Inc. 1997 Stock Purchase Plan (the "Plan"), as previously amended, be further amended as follows, effective September 28, 1999:

                  The Plan shall be renamed the "Range Resources Corporation 1997 Stock Purchase Plan" and all references to the name of the Plan shall be deemed to refer to the Plan as renamed herein.

September 28, 1999

                                              /s/ Rodney L. Waller
                                            -----------------------------------
                                                    Rodney L. Waller
                                                    Corporate Secretary


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